U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K


                                    CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 4, 2004


                           FREESTAR TECHNOLOGY CORPORATION
              (Exact name of registrant as specified in its charter)


                                        Nevada
                (State or jurisdiction of incorporation or organization)


                                        0-28749
                              (Commission File Number)


                                       88-0446457
                       (I.R.S. Employer Identification Number)


      Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo,
                                Dominican Republic
                      (Address of principal executive offices)


                   Registrant's telephone number:  (809) 503-5911


             Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 4, 2004, the Registrant entered into an Asset Purchase Agreement ("Agreement") with Unipay, Inc., a North Carolina corporation ("Seller"), and Unipay, Inc., a Colorado corporation and sole shareholder of Unipay ("Stockholder") (see Exhibit 2). The Seller, among other operations, provides or acts as an electronic gateway between sellers of goods and services and processors of payments for those goods and services made via credit cards and debit cards, presently located at the Seller's facility in Murphy, North Carolina. Under the terms of the Agreement, the Registrant is purchasing all of the Seller's assets and properties used in connection with the operation of this business, with no assumption of liabilities. The terms of the Agreement, the Registrant is obligated to pay the purchase price for these assets, which is the sum of (a) $150,000, which is to be paid to the Seller on or before July 1, 2004; and (b) 10,000,000 restricted shares of the Registrant's common stock, which have an agreed upon value of $1,000,000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that under Securities and Exchange Commission Rule 3-05 of Regulation S-X this acquisition does not require any financial disclosure. Therefore, no financial statements will be furnished in connection with the acquisition.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.


                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FreeStar Technology Corporation



Dated: May 18, 2004                    By: /s/ Paul Egan
                                       Paul Egan, President


                                    EXHIBIT INDEX

Number                        Description

2.1     Asset Purchase Agreement between the Registrant, and
        Unipay, Inc. and its stockholder, Unicomp, Inc., dated May 4, 2004 (see below).

2.2     Registration Rights Agreement between the Registrant, and
        Unipay, Inc. and its stockholder, Unicomp, Inc., dated May 4, 2004

2.3     Non-Competition and Non-Disclosure Agreement between the
        Registrant and Unicomp, Inc., dated May 4, 2004 (see below).